Exhibit 8

Subsidiaries

Alexandra Navigation Inc.

Appleton Navigation S.A.

Auckland Marine Inc.

Baker International S.A.

Balticsea Marine Inc.

Bayard Maritime Ltd.

Bayview Shipping Inc.

Blacksea Marine Inc.

Bounty Investment Inc.

Boxcarrier (No. 1) Corp.

Boxcarrier (No. 2) Corp.

Boxcarrier (No. 3) Corp.

Boxcarrier (No. 4) Corp.

Boxcarrier (No. 5) Corp.

Boxcarrier (No. 6) Corp.

Boxcarrier (No. 7) Corp.

Boxcarrier (No. 8) Corp.

Cellcontainer (No.1) Corp.

Cellcontainer (No.2) Corp.

Cellcontainer (No.3) Corp.

Cellcontainer (No.4) Corp.

Cellcontainer (No.5) Corp.

Channelview Marine Inc.

Cobaltium Shipping (Private) Ltd.

Cobaltium Shipping Inc.

Commodore Marine Inc.

Constantia Maritime Inc.

Containers Lines Inc.

Containers Services Inc.

Continent Marine Inc.

Deleas Shipping Limited

Duke Marine Inc.

Erato Navigation Inc.

Expresscarrier (No.1) Corp.

Expresscarrier (No.2) Corp.

Expresscarrier (No.3) Corp.

Expresscarrier (No.4) Corp.

Expresscarrier (No.5) Corp.

Federal Marine Inc.

Ferrous Shipping (Private) Ltd.

Ferrous Shipping Inc.

Geoffrey Shipholding Limited

Helderberg Maritime Inc.

Independence Navigation Inc.

Karlita Shipping Company Limited

Lacey Navigation Inc.

Lato Shipping (Private) Ltd.

Lissos Shipping (Private) Ltd.

Lito Navigation Inc.

Lydia Inc

Maria C Maritime Inc.

Medsea Marine Inc.

Mercator Shipping Inc.

Oceanew Shipping Limited

Oceanprize Navigation Limited

Orchid Navigation Corporation

Ortelius Maritime Inc.

Peninsula Maritime Inc.

Ramona Marine Company Limited

Roberto C Maritime Inc.

Sapfo Navigation Inc.

Saratoga Trading S.A.

Seacaravel Shipping Limited

Seacarriers Lines Inc.

Seacarriers Services Inc.

Seasenator Shipping Limited

Sederberg Maritime Inc.

Strondium Shipping Inc.

Teucarrier (No.1) Corp.

Teucarrier (No.2) Corp.

Teucarrier (No.3) Corp.

Teucarrier (No.4) Corp.

Titanium Holdings Inc.

Tully Enterprises S.A.

Tyron Enterprises S.A.

Victory Shipholding Inc.

Wellington Marine Inc.

Westwood Marine S.A.

Winterberg Maritime Inc.